UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2006

MERCER INTERNATIONAL INC.
(Exact name of Registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation or organization)

000-51826 47-0956945
(Commission File Number)   (I.R.S. Employer Identification No.)

Suite 2840, 650 West Georgia Street, Vancouver, British Columbia, Canada V6B 4N8
(Address of Office)

(604) 684-1099
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

On December 5, 2006, Mercer International Inc. (the "Company") announced by press release that it purchased and cancelled an aggregate of $15,245,000 principal amount of the Company's senior subordinated convertible notes (the "Notes") in exchange for 2,201,035 shares of the Company's common stock (the "Shares"). The Shares were issued pursuant to section 3(a)(9) of the Securities Act of 1933, as amended, as both of the holders of the Notes whose Notes were purchased and cancelled are existing security holders of the Company and no commission or other remuneration was paid or given for soliciting such exchange. As a result of the purchase and cancellation of the Notes by the Company, the right of the holders of the purchased and cancelled outstanding Notes to convert their Notes into 1,967,097 shares, and the dilutive effect of any such conversion, have been eliminated. A copy of the Company's press release is attached hereto as Exhibit 99.1.

Pursuant to the terms of an Exchange Agreement dated December 4, 2006 between the Company and Nisswa Master Fund Ltd., the Company issued 1,116,471 shares of the Company's common stock in exchange for $7,733,000 aggregate principal amount of Notes. A copy of the above-referenced Exchange Agreement is attached hereto as Exhibit 99.2.

Pursuant to the terms of an Exchange Agreement dated December 4, 2006 between the Company and CC Arbitrage Ltd., the Company issued 1,084,564 shares of the Company's common stock in exchange for $7,512,000 aggregate principal amount of Notes. A copy of the above-referenced Exchange Agreement is attached hereto as Exhibit 99.3.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Press Release dated December 5, 2006
99.2	Exchange Agreement with Nisswa Master Fund Ltd.
99.3	Exchange Agreement with CC Arbitrage Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.

Date: December 5, 2006	/s/ David M. Gandossi
David M. Gandossi
Chief Financial Officer

MERCER INTERNATIONAL INC.

FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 5, 2006
99.2	Exchange Agreement with Nisswa Master Fund Ltd.
99.3	Exchange Agreement with CC Arbitrage Ltd.